DAVIS INTERMEDIATE INVESTMENT GRADE BOND FUND


The undersigned, revoking all Proxies heretofore given, hereby appoints Kenneth Eich, Sharra Reed, and Thomas Tays or any of them as Proxies of the undersigned, with full power of substitution, to vote on behalf of the undersigned all shares of Davis Intermediate Investment Grade Bond Fund ("Davis Intermediate Fund"), a series of Davis Intermediate Investment Grade Bond Fund, Inc., that the undersigned is entitled to vote at the special meeting of shareholders of Davis Intermediate Fund to be held at 10:00 a.m. on Friday, March 17, 2000 at the offices of the Fund, 124 East Marcy Street, Santa Fe, New Mexico 87501 and at any adjournments thereof, as fully as the undersigned would be entitled to vote if personally present.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF DAVIS INTERMEDIATE INVESTMENT GRADE BOND FUND, INC. THIS PROXY WILL BE VOTED AS SPECIFIED HEREON WITH RESPECT TO THE ACTION TO BE TAKEN ON THE FOLLOWING PROPOSALS. THE SHARES REPRESENTED HEREBY WILL BE VOTED AS INDICATED OR FOR THE PROPOSALS IF NO CHOICE IS INDICATED.

PLEASE VOTE, DATE AND SIGN ON REVERSE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.


NOTE: PLEASE SIGN EXACTLY AS YOUR NAME(S) APPEAR ON THIS PROXY. If joint owners, EITHER may sign this Proxy. When signing as attorney, executor, administrator, trustee, guardian, or custodian for a minor, please give your full title. When signing on behalf of a corporation or as a partner for a partnership, please give the full corporate or partnership name and your title, if any.

HAS YOUR ADDRESS CHANGED?                   DO YOU HAVE ANY COMMENTS?

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[X]      PLEASE MARK VOTES AS IN THIS EXAMPLE

DAVIS INTERMEDIATE INVESTMENT GRADE BOND FUND
CONTROL NUMBER:
RECORD DATE SHARES:

Review the Instructions for Proxy Card Endorsement outlined within the enclosed proxy materials or the note on the reverse side of this card. Please be sure to sign and date this Proxy.

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Date:

Shareholder sign here:

Co-owner sign here:

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH PROPOSAL.

1. To approve an Agreement and Plan of Reorganization whereby Evergreen Intermediate Term Bond Fund, a series of Evergreen Fixed Income Trust, will (i) acquire all of the assets of Davis Intermediate Fund in exchange for shares of Evergreen Intermediate Term Bond Fund; and (ii) assume the identified liabilities of Davis Intermediate Fund, as substantially described in the accompanying Prospectus/Proxy Statement.


---- FOR               ---- AGAINST            ---- ABSTAIN

2. To consider and vote upon such other matters as may properly come before said meeting or any adjournments thereof.


---- FOR               ---- AGAINST            ---- ABSTAIN


MARK BOX AT RIGHT IF AN ADDRESS CHANGE OR COMMENT HAS BEEN NOTED
ON THE REVERSE SIDE OF THIS CARD                                          [   ]

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DETACH CARD                                                         DETACH CARD

Vote by Telephone
It's fast, convenient, and immediate!
Call Toll-Free on a Touch-Tone Phone

Follow these four easy steps:

1.            Read the accompanying Proxy Statement and Proxy
              Card.

2.            Call the toll-free number
                      1-877-PRX-VOTE (1-877-779-8683).  For
                      shareholders residing outside the United States call collect on a touch-tone phone 1-201-536-8073.
                      There is NO CHARGE for this call.

3.            Enter your Control Number located on your Proxy
              Card.

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4.            Follow the recorded instructions.

Your vote is important!
Call 1-877-PRX-VOTE anytime!

Do not return your Proxy Card if you are voting by Telephone.

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